NOTICE OF GRANT OF [INCENTIVE/NON-QUALIFIED] STOCK OPTION

HANCOCK JAFFE LABORATORIES, INC.
2016 OMNIBUS INCENTIVE PLAN

FOR GOOD AND VALUABLE CONSIDERATION, Hancock Jaffe Laboratories, Inc. (the “Company”) hereby grants, pursuant to the provisions of the Hancock Jaffe Laboratories, Inc. 2016 Omnibus Incentive Plan (the “Plan”), to the Grantee designated in this Notice of Grant of [Incentive/Non-qualified] Stock Option (“Notice of Grant”) [an Incentive/a Non-qualified] Stock Option to purchase the number of Shares set forth in this Notice of Grant (the “Option”), subject to certain terms and conditions as outlined below in this Notice of Grant and the additional terms and conditions set forth in the attached Terms and Conditions of Stock Option (together with this Notice of Grant, the “Award Agreement”).

Grantee:	[Name]

Type of Option:	[Incentive/Non-qualified] Stock Option

Grant Date:	[Date]

Number of Shares Purchasable:	[####]

Option Price per Share:	$[#.##], which is the Fair Market Value as of the Grant Date

Expiration Date:	[Date], which is [10] years from the Grant Date

Exercisability Schedule:

[Insert schedule – time-based or performance-based]

[Notwithstanding the foregoing Exercisability Schedule, exercisability of all or some portion of the Option may be accelerated in accordance with the terms and conditions of Section 2(c) of the attached Terms and Conditions.]

Exercise after Separation from Service:

Separation from Service for any reason other than death, Disability or Cause: any non-exercisable portion of the Option expires immediately and any exercisable portion of the Option remains exercisable for [90 days] following Separation from Service for any reason other than death, Disability or Cause.

Separation from Service due to death or Disability: any non-exercisable portion of the Option expires immediately and any exercisable portion of the Option remains exercisable for [12 months] following Separation from Service due to death or Disability.

Separation from Service for Cause: the entire Option, including any exercisable and non-exercisable portion, expires immediately upon Separation from Service for Cause.

In no event may THE Option be exercised after the Expiration Date as provided above.

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By signing below, the Grantee agrees that the Option is granted under and governed by the terms and conditions of the Plan and the Award Agreement, as of the Grant Date.

GRANTEE	HANCOCK JAFFE LABORATORIES, INC.

Sign Name:	Sign Name:

Print Name:	Print Name:

Title:

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TERMS AND CONDITIONS OF STOCK OPTION

1.       Grant of Option. The Option granted to the Grantee and described in the Notice of Grant is subject to the terms and conditions of the Plan. The terms and conditions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, the Award Agreement shall be construed in accordance with the terms and conditions of the Plan. Any capitalized term not otherwise defined in the Award Agreement shall have the definition set forth in the Plan.

The Committee has approved the grant to the Grantee of the Option, conditioned upon the Grantee’s acceptance of the terms and conditions of the Award Agreement within 60 days after the Award Agreement is presented to the Grantee for review.

If designated in the Notice of Grant as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option. To the extent that the Option fails to meet the requirements of an Incentive Stock Option or is not designated as an Incentive Stock Option, the Option shall be treated as a Non-qualified Stock Option.

2.       Exercise of Option.

(a)       Right to Exercise. The Option shall be exercisable, in whole or in part, during its term in accordance with the Exercisability Schedule set forth in the Notice of Grant and with the applicable provisions of the Plan and the Award Agreement. No Shares shall be issued pursuant to the exercise of the Option unless the issuance and exercise comply with applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares. Until such time as the Option has been duly exercised and Shares have been delivered, the Grantee shall not be entitled to exercise any voting rights with respect to such Shares, shall not be entitled to receive dividends or other distributions with respect thereto and shall not have any other rights of a Stockholder with respect thereto.

(b)       Method of Exercise. The Grantee may exercise the Option by delivering an exercise notice in a form approved by the Company (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Option Price as to all Shares exercised. The Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Option Price (as well as any applicable withholding or other taxes).

(c)       Acceleration of Exercisability under Certain Circumstances. The exercisability of the Option shall not be accelerated under any circumstances, except as otherwise provided in the Plan; provided, however, that the Option shall become fully vested and exercisable in the event of disability or death of the optionee or immediately prior to, and contingent upon, a Change in Control.

3.       Method of Payment. If the Grantee elects to exercise the Option by submitting an Exercise Notice in accordance with Section 2(b) above, the aggregate Option Price (as well as any applicable withholding or other taxes) shall be paid by cash or check; provided, however, that the Committee may, but is not required to, consent to payment in any of the following forms, or a combination of them:

(a)       cash or check;

(b)       a “net exercise” under which the Company reduces the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Option Price and any applicable withholding, or such other consideration received by the Company under a cashless exercise program approved by the Company in connection with the Plan;

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(c)       surrender of other Shares owned by the Grantee that have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the exercised Shares and any applicable withholding; or

(d)       any other consideration that the Committee deems appropriate and in compliance with applicable law.

4.       Restrictions on Exercise. The Option may not be exercised until such time as the Plan has been approved by the Stockholders, or if the issuance of the Shares upon exercise or the method of payment of consideration for those Shares would constitute a violation of any applicable law, regulation or Company policy.

5.       Transferability.

(a)       The Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Grantee only by the Grantee; provided, however, that the Grantee may transfer the Option (a) pursuant to a domestic relations order by a court of competent jurisdiction or (b) to any Family Member of the Grantee in accordance with Section 17.11.2 of the Plan (entitled “Family Transfers,” or any successor provision thereto) by delivering to the Company a notice of assignment in a form acceptable to the Company. No transfer or assignment of the Option to or on behalf of a Family Member under this Section 5 shall be effective until the Company has acknowledged such transfer or assignment in writing.

(b)       Without limitation of Section 9 below, any Issued Shares in connection with the Option shall be subject to the Company’s right of first refusal under Section 17.4.1 of the Plan (entitled “Right of First Refusal,” or any successor provision thereto), the Company’s right of repurchase under Section 17.4.2 of the Plan (entitled “Right of Repurchase,” or any successor provision thereto), the market standoff requirement under Section 17.5 of the Plan (entitled “Market Standoff Requirement,” or any successor provision thereto), and the transfer restrictions under Section 17.11.3 of the Plan (entitled “Issued Shares,” or any successor provision thereto).

6.       Term of Option. The Option may be exercised only within the term set forth in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of the Award Agreement.

7.       Withholding.

(a)       The Committee shall determine the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any income recognized by the Grantee with respect to the Option.

(b)       The Grantee shall be required to meet any applicable tax withholding obligation in accordance with the provisions of Section 17.3 of the Plan (entitled “Tax Withholding,” or any successor provision thereto).

(c)       Subject to any rules prescribed by the Committee, the Grantee shall have the right to elect to meet any withholding requirement (i) by having withheld from the Option at the appropriate time that number of whole Shares whose Fair Market Value is equal to the amount of any taxes required to be withheld with respect to the Option, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to the Option or (iii) by a combination of Shares and cash.

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(d)       If the Grantee makes any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), the Grantee shall notify the Company of such disposition within 10 days of such disposition.

8.       Adjustment. Upon any event described in Section 15 of the Plan (entitled “Effect of Changes in Capitalization,” or any successor provision thereto) occurring after the Grant Date, the adjustment provisions as provided for under Section 15 of the Plan shall apply to the Option.

9.       Bound by Plan and Committee Decisions. By accepting the Option, the Grantee acknowledges that the Grantee has received a copy of the Plan, has had an opportunity to review the Plan, and agrees to be bound by all of the terms and conditions of the Plan. In the event of any conflict between the provisions of the Award Agreement and the Plan, the provisions of the Plan shall control. The authority to manage and control the operation and administration of the Award Agreement and the Plan shall be vested in the Committee, and the Committee shall have all powers with respect to the Award Agreement as it has with respect to the Plan. Any interpretation of the Award Agreement or the Plan by the Committee and any decision made by the Committee with respect to the Award Agreement or the Plan shall be final and binding on all persons.

10.       Grantee Representations. The Grantee hereby represents to the Company that the Grantee has read and fully understands the provisions of the Award Agreement and the Plan and that the Grantee’s decision to participate in the Plan is completely voluntary. Further, the Grantee acknowledges that the Grantee is relying solely on his or her own advisors with respect to the tax consequences of the Option.

11.       Regulatory Limitations on Exercises. Notwithstanding the other provisions of the Award Agreement, the Committee may impose such conditions, restrictions, and limitations (including suspending the exercise of the Option and the tolling of any applicable exercise period during such suspension) on the issuance of Common Stock with respect to the Option unless and until the Committee determines that such issuance complies with (a) any applicable registration requirements under the Securities Act or the Committee has determined that an exemption therefrom is available, (b) any applicable listing requirement of any stock exchange on which the Common Stock is listed, (c) any applicable Company policy or administrative rules, and (d) any other applicable provision of state, federal, or foreign law, including foreign securities laws where applicable.

12.       Miscellaneous.

(a)       Notices. Any notice that either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by intraoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify the Grantee from time to time; and to the Grantee at the Grantee’s electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as the Grantee, by notice to the Company, may designate in writing from time to time.

(b)       Waiver. The waiver by any party hereto of a breach of any provision of the Award Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

(c)       Entire Agreement. The Award Agreement and the Plan constitute the entire agreement between the parties with respect to the Option. Any prior agreements, commitments, or negotiations concerning the Option are superseded.

(d)       Binding Effect; Successors. The obligations and rights of the Company under the Award Agreement shall be binding upon and inure to the benefit of the Company and any successor corporation or organization resulting from the merger, consolidation, sale, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The obligations and rights of the Grantee under the Award Agreement shall be binding upon and inure to the benefit of the Grantee and the beneficiaries, executors, administrators, heirs, and successors of the Grantee.

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(e)       Governing Law; Consent to Jurisdiction; Consent to Venue. The Award Agreement shall be construed and interpreted in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction that could cause the application of the laws of any jurisdiction other than the State of Delaware. For purposes of resolving any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or the Award Agreement, the parties hereto hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that any related litigation shall be conducted solely in the courts of Orange County, California or the federal courts for the United States for the Central District of California where the Award Agreement is made and/or to be performed, and no other courts.

(f)       Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of the Award Agreement.

(g)       Amendment. The Award Agreement may be amended at any time by the Committee, provided that no amendment may, without the consent of the Grantee, materially impair the Grantee’s rights with respect to the Option.

(h)       Severability. The invalidity or unenforceability of any provision of the Award Agreement shall not affect the validity or enforceability of any other provision of the Award Agreement, and each other provision of the Award Agreement shall be severable and enforceable to the extent permitted by law.

(i)       No Rights to Service. Nothing contained in the Award Agreement shall be construed as giving the Grantee any right to be retained, in any position, as a director, officer, employee, or consultant of the Company or its Affiliates, or shall interfere with or restrict in any way the rights of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate, or discharge the Grantee at any time for any reason whatsoever or for no reason, subject to the Company’s articles of incorporation, bylaws, and other similar governing documents and applicable law.

(j)       Section 409A. It is intended that the Award Agreement and the Option will be exempt from (or in the alternative will comply with) Code Section 409A, and the Award Agreement shall be administered accordingly and interpreted and construed on a basis consistent with such intent. This Section 12(j) shall not be construed as a guarantee of any particular tax effect for the Grantee’s benefits under the Award Agreement and the Company does not guarantee that any such benefits will satisfy the provisions of Code Section 409A or any other provision of the Code.

(k)       Further Assurances. The Grantee agrees, upon demand of the Company or the Committee, to do all acts and execute, deliver, and perform all additional documents, instruments, and agreements that may be reasonably required by the Company or the Committee, as the case may be, to implement the provisions and purposes of the Award Agreement and the Plan.

(l)       Confidentiality. The Grantee agrees that the terms and conditions of the Option award reflected in the Award Agreement are strictly confidential and, with the exception of the Grantee’s counsel, tax advisor, immediate family, or as required by applicable law, have not and shall not be disclosed, discussed, or revealed to any other persons, entities, or organizations, whether within or outside Company, without prior written approval of Company. The Grantee shall take all reasonable steps necessary to ensure that confidentiality is maintained by any of the individuals or entities referenced above to whom disclosure is authorized.

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